UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 22, 2014
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2014, the Board of Directors (the “Board”) of Akamai Technologies, Inc. (“Akamai” or the “Company”) adopted and approved amended and restated by-laws of the Company (the “By-laws”). The amendments, which were effective upon adoption by the Board:

•	increase the Company’s flexibility to select the date of stockholder meetings, including with respect to postponements, re-schedulings and cancellations (Sections 1.2 and 1.3).

•
revise provisions relating to delivery of notice of stockholder and Board meetings to provide for electronic transmission of such notice and to allow for the use of electronic communications at such meetings and in connection with actions taken by unanimous written consent of the Board (Sections 1.4, 2.10, 2.11 and 2.14).

•	provide for electronic access to the list of stockholders entitled to vote at a meeting (Section 1.5).

•	clarify that the stock ledger maintained by the Company shall be the only evidence as to who are stockholders entitled to vote at a meeting (Section 1.5).

•
clarify that in determining whether a quorum is present or the required vote to approve a matter, one looks to the voting power of the shares outstanding and entitled to vote, or present or represented and voting, as applicable, at a meeting rather than just the number of shares outstanding and entitled to vote, or present or represented and voting, as applicable (Sections 1.6, 1.9, 6.2 and 6.3).

•
revise existing provisions regarding notice by stockholders of proposals and nominations, including to (1) clarify that adjournment or postponement of a meeting (or the public disclosure thereof) does not change or extend the time periods for stockholders to provide notice of nominations or business; (2) allow the Company to request additional information from and about proposed nominees to determine eligibility to serve as a director and independence; (3) require that the stockholder making proposals or nominations provide information with respect to, among other things, (a) agreements to vote or act in concert with other stockholders with respect to such proposal or nomination, (b) agreements or other arrangements to mitigate loss to, manage risk or benefit of share price changes or increase or decrease the voting power of such stockholder and (c) any material interest such stockholder or its affiliates have in such matter; and (4) clarify that the Company is entitled to withdraw a proposal or nomination from consideration if the proposing stockholder or its representative fails to present the proposal or nomination at the meeting (Section 1.10 and 1.11).

•
describe the discretion of the Board and the chairman of stockholder meetings to administer such meetings, including setting the meeting agenda, establishing rules of conduct and procedures for the conduct of the meeting and appointing an inspector of elections (Section 1.10, 1.11 and 1.12).

•	provide that a director resignation may be submitted electronically (Section 2.7).

•	clarify the quorum required for a Board meeting (Section 2.12).

•	revised the Board vote required to remove officers of the Company (Section 3.5).

•	clarify the provisions relating to issuances of stock and use of uncertificated shares (Article 4).

•
provide that waivers of notices of meetings may be submitted electronically and that attendance of a person shall constitute a waiver of notice of such meeting (except when the person is attending with the express purpose of objecting at the beginning of the meeting to the business being conducted because the meeting is not lawfully called or convened) (Section 5.3).

The amendments to the By-laws also include procedural, conforming and clarifying changes as well as a movement to gender neutral terms throughout. The foregoing description of the amendments to the By-laws is qualified in its entirety by reference to the By-laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated By-laws of Akamai Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 24, 2014	AKAMAI TECHNOLOGIES, INC.

/s/ Melanie Haratunian
Melanie Haratunian
EVP and General Counsel

Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated By-laws of Akamai Technologies, Inc.